UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2012

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland  20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 13, 2012, Sandy Spring Bancorp, Inc. (the “Company”) and Sandy Spring Bank (the “Bank”) entered into employment agreements with Philip J. Mantua with respect to his service as Executive Vice President and Chief Financial Officer of the Company and the Bank and with Joseph J. O’Brien, Jr. with respect to his service as Executive Vice President for Commercial and Retail Banking.  The employment agreement with Mr. Mantua replaces his employment agreement dated as of January 18, 2005.  The employment agreement with Mr. O’Brien replaces the Change in Control Agreement dated as of July 22, 2010.

The employment agreements have an initial term ending on June 30, 2013.  Beginning on July 1, 2012 and continuing on each July 1 thereafter, the board of directors may extend the agreement for an additional year so that the remaining term is two years, unless the executive elects not to extend the term of the agreement by giving written notice at least 60 days prior to the anniversary date of the agreement.

Under the employment agreements, Mr. Mantua’s initial base salary is $265,000 and Mr. O’Brien’s initial salary is $290,000.  The executives’ salaries will be subject to annual review.  The agreements also address participation in incentive compensation, participation in stock benefit plans, vacation, insurance and other fringe benefits.

If the executive’s employment is terminated by the Company without just cause (as defined in the agreement) or the executive voluntarily terminates his employment with good reason (as defined in the agreement), the executive will receive his salary, bonus and medical insurance benefits for the remainder of the term of the agreement.

If a change in control (as defined in the agreement) occurs during the term of the agreement and the executive is terminated involuntarily without just cause or the executive voluntarily terminates his employment with good reason, the executive will receive a severance payment equal to 2.99 times the sum of the executive’s annual salary at the highest rate in effect in the preceding 12 months plus the amount of any cash bonus received in the preceding 12 months.  In addition, the executive will continue to receive medical insurance and other similar benefits for a period of three years following termination.  In the event that the aggregate payments or benefits to be made or afforded to the executive under the employment agreement or otherwise would be deemed to include an “excess parachute payment” under Section 280G of the Internal Revenue Code, then such payments or benefits will be reduced to an amount the value of which is one dollar ($1.00) less than an amount equal to three times the executive’s “base amount,” as determined in accordance with Section 280G of the Internal Revenue Code.  The allocation of the reduction required by the employment agreement will be determined by the executive.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Number	Description

10.1	Employment Agreement dated as of January 13, 2012 by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank and Philip J. Mantua

10.2	Employment Agreement dated as of January 13, 2012 by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank and Joseph J. O’Brien, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: January 13, 2012	By:	/s/ Daniel J. Schrider
Daniel J. Schrider
President and Chief Executive Officer